Exhibit 99.1

PRESS RELEASE

For Immediate Release

WASTE SERVICES REPORTS FIRST QUARTER RESULTS

BURLINGTON, Ontario, May 4, 2005/PRNewswire-FirstCall/ – Waste Services, Inc. (Nasdaq: WSII) today reported financial results for the three months ended March 31, 2005. Revenue for the quarter was $89.0 million, an increase of $38.7 million, or 77% over the same period last year. The increase is primarily attributable to new business acquisitions and the opening of three new landfill sites in the United States. EBITDA* was $9.3 million for the three months ended March 31, 2005, compared to $5.7 million for the same period last year. Adjusted EBITDA* (as defined in the company’s credit agreement) was $10.7 million for the three months ended March 31, 2005. Net loss attributable to Common Shareholders for the three months ended March 31, 2005 was $14.3 million, or $0.15 per share, versus a loss of $10.7 million, or $0.15 per share, for the comparable period last year.

The Chief Executive Officer, David Sutherland-Yoest, stated, “As expected, our operating results for the first quarter were lower than the fourth quarter of 2004 due to the seasonal impact on our Canadian business. We look forward to the opening of our two transfer stations in Florida during the second quarter of this year, as well as the normal seasonal upswing in Canada, which will lead to improved financial performance in the second quarter and for the rest of the year. We expect the second quarter to show a substantial increase in adjusted EBITDA versus the first quarter.”

* Reconciliation of Non-GAAP Measures for the Three Months Ended March 31, 2005:

The following table reconciles the differences between net loss attributable to Common Shareholders, as determined under US GAAP, and EBITDA, a non-GAAP financial measure (in thousands of US dollars) (unaudited):

	Three Months Ended March 31,
	2005	2004
Net loss attributable to Common Shareholders	$(14,267)	$(10,734)
Cumulative effect of change in accounting principle	—	(225)
Income tax provision	2,317	829
Preferred stock dividends and amortization of issue costs	4,842	4,019
Interest expense	6,825	6,316
Depreciation, depletion and amortization	9,549	5,472

EBITDA(1)	$9,266	$5,677

     The following table reconciles the differences between EBITDA and Adjusted EBITDA, as defined in our credit agreement, for the three months ended March 31, 2005 (in thousands of US dollars) (unaudited):

EBITDA (1)	$9,266
Adjustments to EBITDA (as defined per credit agreement):
Non-cash charges(2)	529
Other excludable expenses(3)	897

Adjusted EBITDA(1)	$10,692

(1)	EBITDA and EBITDA as defined in our credit agreement (“Adjusted EBITDA”) are non-GAAP measures used by management to measure performance. The company also believes that EBITDA and Adjusted EBITDA may be used by certain investors to analyze and compare the company’s operating performance between accounting periods and against the operating results of other companies that have different financing and capital structures or tax rates and to measure the company’s ability to service its debt. In addition, management uses EBITDA, among other things, as an internal performance measure. The company’s lenders also use Adjusted EBITDA to measure the company’s ability to service and/or incur additional indebtedness under its credit facilities. However, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other financial statement data prepared in accordance with US GAAP or as a measure of a company’s performance, profitability or liquidity. EBITDA and Adjusted EBITDA are not calculated under US GAAP and therefore are not necessarily comparable to similarly titled measures of other companies.

(2)	Non-cash charges include stock-based compensation expense, foreign exchange gains and losses and other.

(3)	Other excludable expenses include professional fees for litigation and the re-audit of Florida Recycling, as well as severance and other costs.

The company will host an investor and analyst conference call on Thursday, May 5, 2005 at 8:30 a.m. (EDT) to discuss the results of today’s earnings announcement. If you wish to participate in this call, please phone 800-638-5439 (US and Canada) or 617-614-3945 (International) and enter passcode number 47366578. To hear a web cast of the call over the Internet, access the Home page of the Waste Services website at http://www.wasteservicesinc.com. A post-view of the call will be available until Thursday, May 19, 2005 by phoning 888-286-8010 (US and Canada) or 617-801-6888 (International) and entering passcode number 77315304. The web cast will also be available on the company’s website.

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Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company’s future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company’s Form 10-K for the year ended December 31, 2004. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Waste Services, Inc. is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s website is located at http://www.wasteservicesinc.com. Information on the company’s website does not form part of this press release.

For information contact:

Mark A. Pytosh
Executive Vice President
905-319-6054

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WASTE SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of US dollars, except per share data)

	Three Months Ended March 31,
	2005	2004
Revenue	$88,985	$50,317

Operating and other expenses:
Cost of operations	64,490	34,287
Selling, general and administrative expense exclusive of stock-based compensation	14,961	11,950
Stock-based compensation expense (benefit)	506	(1,391)
Depreciation, depletion and amortization	9,549	5,472
Foreign exchange gain and other	(238)	(206)

Income (loss) from operations	(283)	205
Interest expense	6,825	6,316
Cumulative mandatorily redeemable preferred stock dividends and amortization of issue costs	4,842	4,019

Loss before income taxes	(11,950)	(10,130)
Income tax provision	2,317	829

Loss before cumulative effect of change in accounting principle	(14,267)	(10,959)
Cumulative effect of change in accounting principle, net of provision for income taxes of nil and $132 for the three months ended March 31, 2005 and 2004, respectively	—	225

Net loss attributable to Common Shareholders	$(14,267)	$(10,734)

Basic and diluted loss per share:
Basic and diluted loss per share attributable to common shareholders before cumulative effect of change in accounting principle	$(0.15)	$(0.15)
Cumulative effect of change in accounting principle	—	—

Loss per share — basic and diluted	$(0.15)	$(0.15)

Weighted average common stock outstanding — basic and diluted	96,516	70,583

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WASTE SERVICES, INC.
SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA
(In thousands of US dollars)

Balance Sheet Data:

	March 31,	December 31,
	2005	2004
	(Unaudited)
Cash	$12,044	$8,507
Current assets	$67,884	$67,303
Total assets	$716,829	$720,583
Current liabilities	$68,099	$69,648
Debt:
Senior secured credit facilities:
Revolver	$15,000	$15,000
Term loan	99,000	99,250
Senior subordinated notes	160,000	160,000
Other notes	3,090	3,130

Total debt	$277,090	$277,380

Redeemable preferred stock	$69,586	$64,971
Shareholders’ equity	$290,556	$298,776

Cash Flow Data:

	Three Months Ended March 31,
	2005	2004
	(Unaudited)	(Unaudited)
Cash flows from operating activities	$4,278	$(164)
Cash flows from investing activities	$(7,388)	$(40,510)
Cash flows from financing activities	$6,723	$25,567
Capital expenditures	$(6,804)	$(9,207)

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